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                                                                   EXHIBIT 10.01

                               CONSOLIDATED NOTE

$840,249.00                                                  BIRMINGHAM, ALABAMA
                                                                OCTOBER 21, 1996


                 FOR VALUE RECEIVED, the undersigned SPRAYROQ, INC., a Florida Corporation, ("Maker"), promises to pay to the order of ENVIROQ CORPORATION, a Delaware corporation (hereinafter, together with any holder of this Note, the "Holder"), at its main office in the City of Birmingham, Alabama, or at such other address as the Holder may from time to time designate in writing, the principal sum of Eight Hundred Forty Thousand Two Hundred Forty-Nine and No/100 Dollars ($840,249.00), together with interest thereon, with such principal and interest to be payable as follows:

                 A.       Commencing November 21, 1996 and on the twenty-first
         (21st) day of each successive calendar month thereafter, to and including October 21, 2001, the principal sum of this Note and accrued interest thereon at the rate provided below shall be paid in sixty
         (60) consecutive monthly payments in the amount of Five Thousand Five Hundred Ninety and 20/100 Dollars ($5,590.20) each (representing the amount required to repay the principal sum of this Note over an assumed thirty (30) year term).

                 B. If not sooner prepaid, on October 31, 2001, Maker shall pay to Holder the outstanding principal balance, together with all accrued and unpaid interest. A substantial balloon payment of principal will be due upon maturity.

                 The outstanding principal amount shall bear interest at a per annum rate of interest equal to seven percent (7.00%) per annum.

                 All payments shall be applied first to interest then due and payable, next to any late charges and other charges then due and owing under this Note, and then any balance shall be applied in reduction of principal.
The principal and interest shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment. All interest rates herein provided shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

                 Maker may prepay the outstanding principal balance of this Note, or any part thereof, at any time and from time to time, without premium or penalty. In addition to the scheduled installment payments described above, the Maker shall also make mandatory prepayments of the principal balance owing under the Note, with such mandatory prepayments to be due and payable as follows:





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                 In the event that Maker's net income (after provision for
         taxes) for any fiscal year shall exceed $50,000 (the "Income Benchmark"), then 50% of the amount in excess of the Income Benchmark shall be payable as a mandatory prepayment of principal under this Note, with such payment due 45 days after the end of the applicable fiscal year. For example, if the net income (after provision for taxes) for 1996 were $175,000, then the mandatory prepayment due 45 days after the end of such fiscal year would be $62,500 ($175,000 minus the $50,000 Income Benchmark equals $125,000, with such difference multiplied by 50% to calculate the $62,500 mandatory prepayment).

All partial prepayments, whether voluntary or mandatory, will be applied to installments coming due in their inverse order of maturity. Amounts prepaid may not be reborrowed. In calculating whether a mandatory prepayment has become due and payable under this Note, the term "net income" shall be calculated in accordance with generally accepted accounting principles, consistently applied.

                 The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of the Holder upon the occurrence of any of the following (each of which is an "Event of Default"): (1) any failure to pay as and when due any installment of principal or interest due hereunder, which failure is not cured within one hundred twenty (120) days after written notice to the Maker of such failure;
(2) the filing by Maker of a voluntary petition in bankruptcy or Maker's adjudication as a bankrupt or insolvent, or the filing by Maker of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself, under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or Maker's seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of Maker or the making of any general assignment for the benefit of creditors or the admission in writing of its inability to pay its or his debts generally as they become due; (3) the entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against Maker seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of Maker or of a substantial part of its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof without the consent or acquiescence of Maker, which appointment shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive); (4) any change in the ownership of Maker except as expressly permitted in the Stockholder Agreement dated March 25, 1992 (the "Stockholder Agreement") among Maker, Enviroq Corporation and Replico Development Company, Inc.; or (5) the incurring by Maker of any indebtedness other than (a) indebtedness owing to Enviroq Corporation; (b) ordinary trade debt incurred in the regular course of Maker's business; and (c) other indebtedness not to exceed $20,000 in the aggregate.





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Notwithstanding anything herein, any requirement of notice specified above shall be deemed deleted if Holder is prevented from giving notice by bankruptcy or other applicable law, and the cure period, if any, shall in such event be measured from the date of the event or failure rather than from the date of notice. Nothing herein shall require notice except where expressly set forth.


                 Maker will also pay to Holder, in addition to the amount due, all reasonable costs of collecting, securing or attempting to collect or secure this Note, including, without limitation, court costs and reasonable attorneys' fees, including reasonable attorneys' fees on any appeal by either Maker or Holder and in any bankruptcy proceedings.

                 If any payment is not paid within ten (10) days of the date due, Maker agrees to pay a late charge equal to five percent (5%) of the amount of the payment which is in default.

                 With respect to the amounts due pursuant to this Note, Maker waives the following to the fullest extent permitted under applicable law:

                 (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

                 (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection, and all other requirements necessary to enforce this Note.

                 Holder shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein. The obligations of Maker hereunder shall be binding upon and enforceable against Maker and its successors and assigns.

                 Maker agrees to pay directly or reimburse Holder for its costs (including, but not limited to, attorneys' fees and expenses) incurred in connection with the review and preparation of the documents relating to the consolidated loan evidenced by this Note.

                 This Consolidated Note amends and restates in their entireties, and consolidates and renews the indebtedness evidenced by (a) certain inter-company loans or accounts receivable owing by Maker to Holder, and (b) the following promissory notes as follows:

                 (1) Promissory Note dated March 25, 1992, in the principal amount of $181,143.29;





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                 (2)      Promissory Note dated March 27, 1993, in the principal
amount of $206,203.46; and

                 (3) Promissory Note dated March 26, 1994, in the principal amount of $159,872.95 (the amount of the indebtedness described with respect to the preceding Promissory Notes is the face amount payable on such Promissory Note, and this Note consolidates all of the presently-outstanding indebtedness (including both principal and interest) due on said Promissory Notes and on the inter-company loans or receivables due from Maker to Holder). This Note is not intended to, and it shall not, constitute a novation of any of the Promissory Notes described in this paragraph or of any of the indebtedness evidenced thereby, and this Note is to be construed and interpreted as an amendment, restatement and consolidation of the indebtedness described in the first sentence of this paragraph and shall not be interpreted as a new loan made in repayment of any thereof, with the acknowledgment and understanding of Maker that the "Loan Period" (as defined in the Stockholder Agreement) shall continue until the indebtedness evidenced by this Note has been repaid in full.

                 IN WITNESS WHEREOF, the undersigned Maker has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

                                                        MAKER:

                                                    SPRAYROQ, INC.


                                      By:/s/William J. Long
                                         ---------------------------------------
                                      Its:  PRESIDENT
                                          --------------------------------------




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STATE OF ALABAMA          )
                          :
JEFFERSON COUNTY          )


                 I, the undersigned, a Notary Public in and for said County in said State, hereby certify that William J. Long, whose name as President of Sprayroq, Inc., a corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

                 Given under my hand and seal of office this 21st day of October, A.D. 1996.


                                        /s/Faye B. Johnston
                                        ----------------------------------------
                                        Notary Public
[NOTARIAL SEAL]
                                        My commission expires: July 17, 2000
                                                               -----------------




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